UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2015

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Maryland (Aviv REIT, Inc.) Delaware (Aviv Healthcare Properties Limited Partnership)	001-35841 (Aviv REIT, Inc.) 333-173824 (Aviv Healthcare Properties Limited Partnership)	27-3200673 (Aviv REIT, Inc.) 35-2249166 (Aviv Healthcare Properties Limited Partnership)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Madison Street, Suite 2400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 855-0930

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Aviv REIT, Inc., a Maryland corporation (the “Company”), was held on March 27, 2015 in Chicago, Illinois (the “Special Meeting”) to vote on the proposals set forth in the Company’s proxy statement dated February 17, 2015 and first mailed to the Company’s stockholders on or about February 25, 2015. A total of 42,881,812 shares of the Company’s common stock, out of a total of 48,479,146 outstanding shares of common stock entitled to vote as of February 12, 2015 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the proposals is set forth below.

Proposal to Approve the Merger

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve the merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 30, 2014, by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Holdco, Inc., OHI Healthcare Properties Limited Partnership, L.P., the Company and Aviv Healthcare Limited Partnership (the “Merger Agreement”). Approximately 87.71% of the outstanding shares of the Company’s common stock as of the Record Date were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
42,523,477	12,071	346,264	N/A

Proposal to Approve, on an Advisory Basis, Merger-Related Compensation Arrangements of the Company’s Named Executive Officers

At the Special Meeting, the Company’s stockholders also voted upon and approved, on a non-binding, advisory basis, a proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement. Approximately 99.75% of the votes cast on such proposal were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
42,426,963	105,526	349,323	N/A

Item 8.01. Other Events.

On March 27, 2015, the Company issued a press release announcing that the merger and the transactions contemplated by the Merger Agreement had been approved by the Company’s stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Aviv REIT, Inc. dated March 27, 2015 Announcing Results of Special Meeting of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2015	AVIV REIT, INC.

	By:	/s/ Samuel H. Kovitz
	Name:	Samuel H. Kovitz
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 27, 2015	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

By: Aviv REIT, Inc., its general partner

	By:	/s/ Samuel H. Kovitz
	Name:	Samuel H. Kovitz
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Aviv REIT, Inc. dated March 27, 2015 Announcing Results of Special Meeting of Stockholders

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